                               BROWN & WOOD LLP

                            ONE WORLD TRADE CENTER
                           NEW YORK, N.Y. 10048-0057
                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599


                                                        July 22, 1999

Merrill Lynch Capital Funds, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We consent to the incorporation by reference in Post-Effective Amendment No.37 to the Registration Statement on Form N-1A (File Nos. 2-49007 and 811-2405) of our opinion filed as an Exhibit to Post-Effective Amendment No.36 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.



                                        Very truly yours,

                                        /s/ Brown & Wood LLP